CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 18, 2001, relating to the financial statements and financial highlights which appears in the August 31, 2001 Annual Report to Shareholders of Short Term Income Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Counsel and
Independent   Accountants"  and  Financial  Statements  in  such  Registration
Statement.



PricewaterhouseCoopers LLP
New York, NY
June 6, 2002